Exhibit 99.a(7)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley Limited Duration U.S. Government Trust (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Instrument Establishing and Designating Classes of Shares of the Trust duly adopted by the Trustees of the Trust on February 28, 2013, as provided in Section 6.9(h) of the Declaration of Trust of the Trust, said Instrument to take effect on May 14, 2013, and I do hereby further certify that such Instrument has not been amended and is on the date hereof in full force and effect.

Dated this 17th day of April, 2013

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:	February 28, 2013
To be Effective:	May 14, 2013

TO

MORGAN STANLEY LIMITED DURATION U.S. GOVERNMENT TRUST

DECLARATION OF TRUST

DATED

June 3, 1991

MORGAN STANLEY LIMITED DURATION U.S. GOVERNMENT TRUST

INSTRUMENT ESTABLISHING AND DESIGNATING CLASSES OF SHARES OF THE TRUST

WHEREAS, Morgan Stanley Limited Duration U.S. Government Trust (the “Trust”) was established by the Declaration of Trust, dated June 3, 1991, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 6.9(h) of the Declaration provides that the establishment and designation of any additional class of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such class, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration; and

WHEREAS, the Trustees of the Trust have deemed it advisable to establish and designate an additional class of shares and to designate a class for the existing shares held prior to May 14, 2013 (“Existing Class”) as provided herein;

NOW, THEREFORE, BE IT RESOLVED:

I.  Pursuant to Section 6.9(h) of the Declaration, there is hereby established and designated an additional class of shares, to be known as Class I (the “Additional Class”), which shall be subject to the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Declaration with respect to the Existing Class, except to the extent the Trust’s Multiple Class Plan Pursuant to Rule 18f-3 attached hereto as Exhibit A sets forth differences between the Existing Class and the Additional Class.

II.  Pursuant to Section 6.9(h) of the Declaration, all shares of the Trust issued prior to May 14, 2013 are hereby designated as Advisor Class shares of the Trust.

III.  The undersigned hereby certify that this Instrument has been duly adopted in accordance with the provisions of the Declaration.

IV.  This instrument may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

Exhibit A

MORGAN STANLEY LIMITED DURATION U.S. GOVERNMENT TRUST

MULTIPLE CLASS PLAN

PURSUANT TO RULE 18F-3

INTRODUCTION

This plan (the “Plan”) is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), effective as of May 14, 2013. The Plan relates to shares of Morgan Stanley Limited Duration U.S. Government Trust, a registered open-end investment company (the “Fund”).  The Fund is distributed pursuant to a system (the “Multiple Class System”) in which each class of shares (each, a “Class” and collectively, the “Classes”) of the Fund represents a pro rata interest in the same portfolio of investments of the Fund and differs only to the extent outlined below.

I.                          DISTRIBUTION ARRANGEMENTS

1.                        Advisor Class Shares

Advisor Class shares are offered without the imposition of a front-end sales load (“FESL”) or a contingent deferred sales charge (“CDSC”).  Advisor Class shares are subject to payments under the Fund’s Amended and Restated Shareholder Services Plan, as compensation for the provision of services to shareholders, to Morgan Stanley Distribution, Inc. (the “Distributor”), its broker-dealer affiliates and other broker-dealers, financial institutions or intermediaries, assessed at an annual rate of up to 0.25% of average daily net assets.  The entire amount of such fee represents a service fee under the Rules of the Financial Industry Regulatory Authority (of which the Distributor is a member).

2.                        Class I Shares

Class I shares are offered without imposition of a FESL, CDSC or service and/or distribution fees for purchases of Fund shares by (i) investors meeting an initial minimum investment requirement and (ii) certain other limited categories of investors, in each case, as may be approved by the Board of Trustees of the Fund and as disclosed in each Fund’s current prospectus.

3.                                     Additional Classes of Shares

The Board of Trustees of the Fund has the authority to create additional Classes, or change existing Classes, from time to time, in accordance with Rule 18f-3 under the 1940 Act.

II.                                   EXPENSE ALLOCATIONS

Expenses incurred by the Fund will be allocated among the various Classes of shares pro rata based on the net assets of the Fund attributable to each Class, except that sub-accounting fees relating to a particular Class are allocated directly to that Class.

III.                              CLASS DESIGNATION

Advisor Class shares were established on June 4, 1991.  Class I shares were established on February 28, 2013.

IV.                               EXCHANGE PRIVILEGES

Class I shares may be exchanged for shares of the same Class of the other open-end investment companies to which Morgan Stanley Investment Management Inc. acts as investment adviser (each, a “Morgan Stanley Multi-Class Fund”) and for shares of Morgan Stanley California Tax-Free Daily Income Trust, Morgan Stanley Liquid Asset Fund Inc., Morgan Stanley New York Municipal Money Market Trust, Morgan Stanley Tax-Free Daily Income Trust and Morgan Stanley U.S. Government Money Market Trust (each, a “Morgan Stanley Money Market Fund” and together with the Morgan Stanley Multi-Class Funds, the “Morgan Stanley Funds”), without the imposition of an exchange fee, as described in the prospectus and/or statement of additional information of the Fund.

Advisor Class shares of the Fund may be exchanged for shares of other Morgan Stanley Funds if the Advisor Class shares were acquired in an exchange of shares initially purchased in a Morgan Stanley Multi-Class Fund.  In that case, the Advisor Class shares may be subsequently re-exchanged for shares of the same Class of any Morgan Stanley Multi-Class Fund, if available, as the initially purchased shares or for shares of a Morgan Stanley Money Market Fund, if available, without the imposition of an exchange fee, as described in the prospectus and/or statement of additional information of the Fund.

The exchange privilege of the Fund may be terminated or revised at any time by the Fund upon such notice as may be required by applicable regulatory agencies as described in the Fund’s prospectus.

VI.                               VOTING

Each Class shall have exclusive voting rights on any matter that relates solely to that Class (such as a 12b-1 plan or service agreement relating to such Class, if applicable). In addition, each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 28th day of February, 2013.

/s/ Frank L. Bowman	/s/ Michael Bozic
Frank L. Bowman, as Trustee, and not individually	Michael Bozic, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees	Counsel to the Independent Trustees
1177 Avenue of the Americas	1177 Avenue of the Americas
New York, NY 10036	New York, NY 10036

/s/ Kathleen A. Dennis	/s/ Dr. Manuel H. Johnson
Kathleen A. Dennis, as Trustee, and not individually	Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Johnson Smick Group, Inc.
Counsel to the Independent Trustees	888 16th Street, N.W., Suite 740
1177 Avenue of the Americas	Washington, D.C. 20006
New York, NY 10036

/s/ James F. Higgins	/s Joseph J. Kearns
James F. Higgins, as Trustee, and not individually	Joseph J. Kearns, as Trustee, and not individually
c/o Morgan Stanley Services Company Inc.	c/o Kearns & Associates LLC
Harborside Financial Center 201 Plaza Two	PMB754, 22631 Pacific Coast Highway
Jersey City, NJ 07311	Malibu, CA 90265

/s/ Michael F. Klein	/s/ Michael E. Nugent
Michael F. Klein, as Trustee, and not individually	Michael E. Nugent, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	522 Fifth Avenue
Counsel to the Independent Trustees	New York, NY 10036
1177 Avenue of the Americas
New York, NY 10036

/s/ W. Allen Reed	/s/ Fergus Reid
W. Allen Reed, as Trustee, and not individually	Fergus Reid, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Joe Pietryka, Inc.
Counsel to the Independent Trustees	85 Charles Colman Blvd.
1177 Avenue of the Americas	Pawling, NY 12564
New York, NY 10036